                                    VIACOM INC.
                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that the undersigned hereby constitutes and appoints Michael D. Fricklas to be his true and lawful attorney-in-fact and agent to execute and file for and on behalf of the undersigned (i) any reports on Forms 3, 4 and 5 (including any amendments thereto and any successors to such
Forms) with respect to ownership of securities of Viacom Inc. (the "Company"), that the undersigned may be required to file with the Securities and Exchange
Commission in accordance with Section 16(a) of the Securities Exchange Act of
1934 and the rules thereunder and (ii) as necessary, any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to file such reports electronically.

     The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

     This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 21st day of November, 2016.

                                      /s/ Robert M. Bakish
                                      ----------------------------------------
                                      Name:  Robert M. Bakish